PNG VENTURES, INC.
5310 Harvest Hill Road, Suite 229
Dallas, TX 75320

December 22, 2008

BY FACSIMILE (212/759-0091)
Fourth Third LLC
3785 Park Avenue, Suite 3304
New York, NY 10152
Attn.: Brian J. Cavanagh, CFO

RE:  Master Rights Agreement, made and entered into as of the 26th date of June, 2008 by and among PNG Ventures, Inc. (“PNG”) and Fourth Third LLC (“Fourth Third”)

Ladies and Gentlemen:

The purpose of this letter is to confirm our understanding regarding certain provisions of the referenced Master Rights Agreement (the “Agreement”).  Capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

1.	The parties hereto agree that the term “Price Determination Date” shall be amended and restated in its entirety to read as follows:

“Price Determination Date” means the date that is the earliest to occur of (i) the closing of a PIPE Offering, (ii) the date that the indebtedness under the Credit Agreement is reduced to $30,000,000 or below, (iii) April 1, 2009, (iv) the date that a Registration Statement with respect to the Shares is declared effective, or (v) the date that the date that the last of the indebtedness of the Company in favor of Black Forest International LLC. is repaid or discharged.

2.	The address for notices to PNG shall be amended to be the following:

PNG VENTURES, INC.
5310 Harvest Hill Road, Suite 229
Dallas, TX 75320
Attn.:  Kevin Markey, CEO
Facsimile: (214) 634-6276

With a copy to:

Sichenia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attn.:  Gregory Sichenzia, Esq.
Facsimile:  (212) 930-9725
Email: gsichenzia@srff.com

3.           The provisions hereof shall be effective as of December 19, 2008.

Except as hereinabove provided, the provisions of the Agreement shall remain in full force and effect.

PNG VENTURES, INC.

/s/ Kevin W. Markey
Name: Kevin W. Markey
Title:  CEO

FOURTH THIRD LLC

/s/ Seth B. Taube
Name: Seth B. Taube
Title: Authorized Signatory